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                      QUALIFIED AND NON-QUALIFIED FUNDS
                             TRANSFER INSTRUCTIONS

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1. Processing Rules

   A transfer occurs when an existing policy/contract or account is liquidated and proceeds are forwarded to another company or to the client.

   There are three types of transfers:

   * Trustee-to-Trustee (or Custodian) transfer: Proceeds are sent from one company directly to another company to fund a like plan (Example: TSA to TSA, IRA to IRA, Non-qualified to Non-qualified).

   * Direct Rollover: Proceeds are sent from one company directly to another company to fund a different type of plan (Example: TSA to IRA, 401(k) to IRA, etc.).

   * Rollover: Proceeds are sent from the original company to the owner. The owner then forwards the check to the new company within 60 days.

   Partial transfers are allowed.

   Please consult a tax advisor for any tax consequences.

   These types of transfers are not 1035 exchanges and do not qualify under IRC
   Section 1035 guidelines.

   A transfer may be qualified or non-qualified.

   NOTE: The Home Office is responsible for qualified administration of IRAs/SEPs only. Other than IRAs, administration of qualified plans is the responsibility of the customer or plan administrator. The Home Office does not provide a plan prototype.

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2. Form Requirements

   * Annuity Application (form number which is approved in the state of application)

   * Replacement form as required by state, if applicable, and only when another annuity contract is being replaced

   * External company/institution's contract or lost contract/contract statement

   * Assignment and Transfer Request Form (L6742) is the funds are qualified and the Home Office is to request the funds or if the funds are non-qualified and coming from a non-insurance/annuity contract and the Home Office is to request the funds.

   * Non-Qualified Funds Transfer Authorization (L 8190) if the funds are non-qualified and coming from a non-insurance/annuity contract and the Home Office is to request the funds

   * If the plan type is IRA, refer the customer to the IRA disclosure attached to the prospectus

   *  If the plan type is SEP, submit IRS Form 5305 with the application

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3. Signature Requirements

   The annuitant/proposed owner of the new contract (age 15 or older) must sign the Annuity Application (if different individuals, both must sign).

   The owner must sign the Assignment and Transfer Request Form (L 6742).

   If the owner is a trust, then the trustee's signature and title are required on all appropriate forms.

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